UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

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Core & Main, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Craig Park Court
St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Conditions

On December 9, 2025, Core & Main, Inc. (“Core & Main” or the "Company") issued a press release announcing its results of operations for the fiscal third quarter ended November 2, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

On December 9, 2025, Core & Main posted to the “Investor Relations” section of its website the presentation that accompanied the earnings conference call. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The information provided pursuant to this Item 2.02 and in Exhibit 99.1 and Exhibit 99.2 is being “furnished” herewith and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Core & Main under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in any such filings.

Item 8.01. Other Events.

On December 9, 2025, the Company issued a press release announcing that its board of directors has authorized a $500 million increase to the Company’s existing share repurchase program, bringing the total authorization under the program to $1 billion of the Company's Class A common stock, par value $0.01 per share (“Class A Common Stock”) (the “Repurchase Authorization”). As of December 8, 2025, the Company has acquired approximately $316 million of shares of Class A Common Stock pursuant to the Repurchase Authorization, leaving approximately $684 million available for future repurchases.
The timing and amount of any share repurchases will be determined by the Company at its discretion based on ongoing evaluation of general market conditions, the market price of Core & Main’s Class A Common Stock, the Company’s capital needs and other factors. Under the Repurchase Authorization, share repurchases may be made through a variety of methods, which may include open market or privately negotiated transactions, including accelerated repurchase transactions, block trades or trading plans intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The Repurchase Authorization does not obligate Core & Main to acquire any particular amount of Class A Common Stock, and it may be further amended, suspended or terminated at any time at the Company’s discretion. Core & Main currently expects to fund repurchases under the Repurchase Authorization using existing cash and cash equivalents, short-term borrowings and/or future cash flows.
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning our financial and operating outlook, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Earnings release dated December 9, 2025 - Core & Main Announces Fiscal 2025 Third Quarter Results**
99.2	Investor presentation dated December 9, 2025**
99.3	Press Release, dated December 9, 2025**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)*

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Mark G. Whittenburg
Name:	Mark G. Whittenburg
Title:	General Counsel and Secretary

Date: December 9, 2025